UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

SPHERE 3D CORP.

(Exact name of registrant as specified in its charter)

Ontario	001-36532	98-1220792
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

243 Tresser Blvd, 17th Floor
Stamford, Connecticut, United States 06901
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (647) 952 5049

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares	ANY	Nasdaq Capital Market
Common Shares Purchase Rights	N/A	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sale of Iowa Site

On September 1, 2026, Sphere 3D Corp. (the “Company”) entered into a definitive agreement (the “Iowa Agreement”) with Simple mining, LLC (“Buyer”) to sell the Company’s Iowa site (“Iowa Site”) for a purchase price of $1.5 million (the “Purchase Price”). Pursuant to the Iowa Agreement, the Company has terminated its sublease agreement with the Buyer with respect to the Iowa Site and assigned all its rights to the mining containers, transformers and related equipment at the Iowa Site to Buyer. The Company received $300,000 in cash from Buyer. With respect to the remaining portion of the Purchase Price, the Company has entered into an interest free promissory note with the Buyer for $1.2 million, payable in equal monthly installments over a 12-month period commencing on December 1, 2026 and continuing through November 1, 2027. In addition, pursuant to the Iowa Agreement, the Company is entitled to the return of its utility prepayment of approximately $300,000 and its security deposit of approximately $225,000.

Sale of All Company-Owned Mining Machines

In addition, on September 1, 2026, the Company also entered into a binding term sheet (the “Mining Machine Agreement”) with RepairBit, LLC to sell approximately 5,500 proprietary mining machines, which constitutes all of the Company’s existing legacy fleet of owned mining machines, for aggregate proceeds of approximately $3.1 million. The mining machines are to be sold and delivered over a 90-day period which began on September 1, 2026. The Company retains ownership of the miners until payments for such miners are received.

The foregoing descriptions of the Iowa Agreement and Mining Machine Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Iowa Agreement and Mining Machine Agreement, copies of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 8, 2026

SPHERE 3D CORP.

By:	/s/ Kurt Kalbfleisch
Kurt Kalbfleisch
Chief Executive Officer

2